UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 1, 2020

Cleveland BioLabs, Inc.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-32954	20-0077155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
73 High Street Buffalo, NY 14203
(Address of Principal Executive Offices and zip code)

(716) 849-6810
(Registrant's Telephone Number, Including Area Code)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.005	CBLI	NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On June 1, 2020, Cleveland BioLabs, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with several institutional and accredited investors for the sale by the Company of 1,515,878 shares (the “Shares”) of the Company’s common stock, par value $0.005 per share (the “Common Stock”), at a purchase price of $2.0945 per share, in a registered direct offering. Concurrently with the sale of the Shares, the Company also sold to the investors warrants to purchase up to an aggregate of 757,939 shares of Common Stock (the “Warrants”) under the Purchase Agreement. Subject to certain ownership limitations, the Warrants are immediately exercisable at an exercise price equal to $2.033 per share of Common Stock, subject to customary adjustments as provided under the terms of the Warrants. The Warrants are exercisable for five years from the issuance date. The closing of the sales of these securities under the Purchase Agreement occurred on June 3, 2020.

The gross proceeds to the Company from the transactions are approximately $3.175 million, before deducting the placement agent’s fees and other estimated offering expenses, and excluding the proceeds, if any, from the cash exercise of the Warrants. The Company intends to use the net proceeds from this offering for general corporate purposes, including sales and marketing expenses associated with our product candidates, funding of our development programs, payment of milestones pursuant to our license agreements, general and administrative expenses, acquisition or licensing of additional product candidates or businesses and working capital.

The Shares (but not the Warrants or shares of Common Stock issuable upon exercise of the Warrants) were offered and sold by the Company under a prospectus supplement and accompanying prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to an effective shelf registration statement on Form S-3, which was filed with the SEC on May 21, 2020 and subsequently declared effective on May 29, 2020 (File No. 333-238578).

The Warrants and the shares issuable upon exercise of the Warrants are being sold and issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

The Purchase Agreement included customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, certain other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement is filed with this report only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Under the Company’s engagement letter (the “Engagement Letter”) with H.C. Wainwright & Co., LLC (“Wainwright”), pursuant to which Wainwright agreed to serve as exclusive placement agent for the issuance and sale of the Shares and Warrants, the Company agreed to pay Wainwright an aggregate fee equal to 7.25% of the gross proceeds received by the Company from the sale of the securities in the transaction as well as a management fee equal to 1.0% of the gross proceeds received by the Company from the sale of the securities in the transactions. Pursuant to the Engagement Letter, the Company also issued to designees of Wainwright warrants to purchase up to 7.5% of the aggregate number of shares of Common Stock sold in the transactions, or warrants to purchase up to 113,691 shares of Common Stock (the “Placement Agent Warrants”). The Placement Agent Warrants have substantially the same terms as the Warrants, except that the Placement Agent Warrants have an exercise price equal to 125% of the offering price per share (or $2.6181 per share) and have a term of exercise of five years from the effective date of the offering. The Placement Agent Warrants and the shares issuable upon exercise of the Placement Agent Warrants were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and in reliance on similar exemptions under applicable state laws. The Company also paid Wainwright $75,000 for non-accountable expenses and $12,900 for clearing fees.

The form of Purchase Agreement, the form of Warrant and the form of Placement Agent Warrant are filed as Exhibits 10.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

A copy of the opinion of McGuireWoods LLP relating to the legality of the issuance and the sale of the Shares is attached as Exhibit 5.1 hereto.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 related to the Warrants and the Placement Agent Warrants and the shares of Common Stock issuable thereunder is hereby incorporated by reference into this Item 3.02.

Item 8.01 Other Events

On June 1, 2020, we issued a press release announcing the pricing of the transactions described in Item 1.01 of this Report. On June 3, 2020, we issued a press release announcing the closing of the transactions described in Item 1.01 of this Report. A copy of each press release is attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.           Description

4.1                Form of Warrant

4.2                Form of Placement Agent Warrant

5.1                Legal Opinion of McGuireWoods LLP

23.1              Consent of McGuireWoods LLP (included in Exhibit 5.1)

10.1              Form of Securities Purchase Agreement, dated as of June 1, 2020, between Cleveland BioLabs, Inc. and the purchasers named therein

99.1              Press release issued June 1, 2020

99.2              Press release issued June 3, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cleveland BioLabs, Inc.

Date: June 3, 2020	By:	/s/ Christopher Zosh
	Name:	Christopher Zosh
	Title:	Vice President of Finance